Filed pursuant to Rule 424(b)(3)
Registration No. 333-251386
PROSPECTUS

1,386,413 Shares
of
Class A Common Stock

This prospectus relates to the resale, from time to time, of up to 1,386,413 shares of our Class A common stock, which are being offered by the selling stockholders named in this prospectus. The shares being offered for resale, from time to time, include up to 183,499 shares issuable upon the exchange of i3 Verticals, LLC’s outstanding 1.00% Exchangeable Senior Notes due February 15, 2025 (the “Exchangeable Notes”). The Exchangeable Notes were sold by i3 Verticals, LLC to certain Initial Purchasers (as defined herein) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Exchangeable Notes were then sold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act. This prospectus also relates to the resale, from time to time, of up to 1,202,914 shares of our Class A common stock, which were issued on February 1, 2021 as partial consideration (the “Stock Consideration”) for the acquisition of substantially all of the assets of Business Information Systems, GP, a Tennessee general partnership (“BIS”), by a subsidiary of i3 Verticals, LLC. We are registering these shares on behalf of the selling stockholders to be offered and sold by them from time to time.
We are not selling any shares of our Class A common stock under this prospectus and will not receive any proceeds from the sale of the shares of our Class A common stock by the selling stockholders.
The selling stockholders identified in this prospectus, or their pledgees, assignees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.
Our Class A common stock is listed on The Nasdaq Global Select Market (“Nasdaq”), under the symbol “IIIV.” On February 5, 2021 the last reported sale price of our Class A common stock on the Nasdaq Global Select Market was $32.61 per share.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act and, as such, have elected to comply with certain reduced public disclosure requirements for this prospectus and future filings.

Investing in our securities involves risks. See “Risk Factors” on page 6 of this prospectus, as well as the “Risk Factors” incorporated by reference herein from our most recent Annual Report on Form 10-K and other reports and information that we file with the Securities and Exchange Commission (the “SEC”) from time to time.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 10, 2021

ABOUT THIS PROSPECTUS
You should carefully read this prospectus and the information set forth under the heading “Where You Can Find More Information” on page 14. Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are offering to sell, and seeking offers to buy, shares of our Class A common stock only in jurisdictions where such offers and sales are permitted. No one is making offers to sell or seeking offers to buy shares of Class A common stock in any jurisdiction where such offers or sales are not permitted. The information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date.
As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” the “Company” and similar references refer to i3 Verticals, Inc., and, unless otherwise stated, all of its subsidiaries, including i3 Verticals, LLC.
FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” All statements other than statements of historical facts contained in this prospectus and any applicable prospectus supplement may be forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “pro forma,” “continues,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will,” “would” or “should” or, in each case, their negative or other variations or comparable terminology. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, such as those contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus and any applicable prospectus supplement from our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, filed with the SEC on November 23, 2020.
By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We believe that these risks and uncertainties include, but are not limited to, the following:
•the anticipated impact to our business operations, payment volume and volume attrition due to the recent global pandemic of a novel strain of the coronavirus (COVID-19), including the impact of social distancing, shelter-in-place, shutdowns of non-essential businesses and similar measures imposed or undertaken by governments;
•our indebtedness and our ability to maintain compliance with the financial covenants in our senior secured credit facility in light of the impacts of the COVID-19 pandemic;
•our ability to meet our liquidity needs in light of the impacts of the COVID-19 pandemic;
•our ability to raise additional funds on terms acceptable to us, if at all, whether debt, equity or a combination thereof;
•the triggering of impairment testing of our fair-valued assets, including goodwill and intangible assets, in the event of a decline in the price of our Class A common stock;
•our ability to generate revenues sufficient to maintain profitability and positive cash flow;
•competition in our industry and our ability to compete effectively;
•our dependence on non-exclusive distribution partners to market our products and services;
•our ability to keep pace with rapid developments and changes in our industry and provide new products and services;
•liability and reputation damage from unauthorized disclosure, destruction or modification of data or disruption of our services;
•technical, operational and regulatory risks related to our information technology systems and third-party providers’ systems;
•reliance on third parties for significant services;
•exposure to economic conditions and political risks affecting consumer and commercial spending, including the use of credit cards;
•our ability to increase our existing vertical markets, expand into new vertical markets and execute our growth strategy;
•our ability to protect our systems and data from continually evolving cybersecurity risks or other technological risks;
•our ability to successfully identify acquisition targets, complete those acquisitions and effectively integrate those acquisitions into our services;
•potential degradation of the quality of our products, services and support;
•our ability to retain clients, many of which are small- and medium-sized businesses, which can be difficult and costly to retain;

•our ability to successfully manage our intellectual property;
•our ability to attract, recruit, retain and develop key personnel and qualified employees;
•risks related to laws, regulations and industry standards;
•operating and financial restrictions imposed by our senior secured credit facility;
•risks related to the accounting method for the Exchangeable Notes;
•our ability to raise the funds necessary to settle exchanges of the Exchangeable Notes or to repurchase the Exchangeable Notes upon a fundamental change;
•risks related to the conditional exchange feature of the Exchangeable Notes; and
•the other factors described in “Risk Factors” contained elsewhere in and incorporated by reference into this prospectus and any applicable prospectus supplement for a further description of these and other factors.
Those factors should not be construed as exhaustive and should be read with the other cautionary statements in this prospectus and any applicable prospectus supplement. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and industry developments may differ materially from statements made in or suggested by the forward-looking statements contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. In light of these risks and uncertainties, we caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement that we make in this prospectus and any applicable prospectus supplement speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments, except as required by applicable law. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless specifically expressed as such, and should only be viewed as historical data.

PROSPECTUS SUMMARY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus. You should read the entire prospectus carefully, especially the risks of investing in our Class A common stock discussed under “Risk Factors” beginning on page 6, the information incorporated herein by reference and the exhibits to the registration statement which this prospectus is a part. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Forward-Looking Statements.”
Company Overview
Recognizing the convergence of software and payments, i3 Verticals, LLC was founded in 2012 with the purpose of delivering seamless integrated payment and software solutions to small- and medium-sized businesses (“SMBs”) and organizations in strategic vertical markets. Since commencing operations, we have built a broad suite of payment and software solutions that address the specific needs of SMBs and other organizations in our strategic vertical markets, and we believe our suite of solutions differentiates us from our competition. Our primary strategic vertical markets include education, non-profit, public sector and healthcare. These vertical markets are large, growing and tend to have increasing levels of electronic payments adoption compared to other industries. In addition to our strategic vertical markets, we also have a growing presence in the business-to-business (B2B) payments market.
We distribute our payment technology and proprietary software solutions to our clients through our direct sales force as well as through a growing network of distribution partners, including independent software vendors (“ISVs”), value-added resellers (VARs), independent sales organizations (ISOs) and other referral partners, including financial institutions. Our ISV partners represent an important distribution channel and enable us to accelerate our market penetration through a cost effective one-to-many sales model that tends to result in high retention and faster growth.
Our integrated payment and software solutions feature embedded payment capabilities tailored to the specific needs of our clients in strategic vertical markets. Our configurable payment technology solutions are designed to integrate seamlessly into clients’ third-party business management systems, provide security that complies with Payment Card Industry Data Security Standards (PCI DSS) and include extensive reporting tools. In addition to integrations with third-party software, we deliver our own proprietary software solutions that are intended to increase the productivity of our clients by streamlining their business processes, particularly in the education, public sector and property management markets. We believe our proprietary software further differentiates us from our competitors in these strategic verticals and enables us to maximize our payment-related revenue. Through our proprietary gateway, we offer our clients a single point of access for a broad suite of payment and software solutions, enabling omni-channel point of sale (POS), spanning brick and mortar and electronic and mobile commerce, including app-based payments.
i3 Verticals, Inc. is a holding company that was incorporated as a Delaware corporation on January 17, 2018, for the purpose of completing an initial public offering (“IPO”) of its Class A common stock and other related transactions in order to carry on the business of i3 Verticals, LLC and its subsidiaries. i3 Verticals, LLC (formerly known as Charge Payment, LLC) was organized as a Delaware limited liability company on September 7, 2012. Our corporate headquarters are located at 40 Burton Hills Blvd., Suite 415, Nashville, TN 37215. Our telephone number is (615) 465-4487, and our principal website address is www.i3verticals.com. The information on, or accessible through, our website is not incorporated by reference into this prospectus or any applicable prospectus supplement.
Implications of Being an Emerging Growth Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of certain reduced disclosure and other requirements that are otherwise generally applicable to public companies. As a result, the information that we provide to stockholders may be different than the information you may receive from other public companies in which you hold equity. For example, so long as we are an emerging growth company:
•we are not required to engage an auditor to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;
•we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or the PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes”; and
•we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation.
We may take advantage of these reduced disclosure and other requirements until September 30, 2023, the last day of our fiscal year following the fifth anniversary of the completion of our IPO, or such earlier time that we are no longer an emerging growth company. For example, if certain events occur before the end of such five-year period, including if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our Class A common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period, we will cease to be an emerging growth company.
As mentioned above, the JOBS Act permits us, as an emerging growth company, to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected not to opt out of the extended transition period which means that when an accounting standard is issued or revised, and it has different application dates for public or private companies, as an emerging growth company, we can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make it difficult or impossible because of the potential differences in accounting standards used to compare our financial statements with the financial statements of a public company that is not an emerging growth company, or the financial statements of an emerging growth company that has opted out of using the extended transition period.

THE OFFERING

Class A common stock offered by selling stockholders	1,386,413 shares

Terms of the offering
The selling stockholders identified in this prospectus, or their pledgees, assignees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. You should read the “Plan of Distribution” section beginning on page 13 for additional information on how the selling stockholders may conduct sales of our Class A common stock.

Use of Proceeds	We will not receive any proceeds from the sale of shares of Class A common stock offered hereby.

Risk Factors	You should read the “Risk Factors” section beginning on page 6 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Class A common stock.

Nasdaq Global Select Market symbol	IIIV

RISK FACTORS
An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves substantial risks. You should carefully consider the risk factors incorporated by reference herein from our most recent Annual Report on Form 10-K and the other information contained in this prospectus, as updated, amended or superseded by our subsequent filings filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in any accompanying prospectus supplement before acquiring any of our securities. See “Where You Can Find More Information” and “Information Incorporated by Reference.” The occurrence of any of these risks could materially and adversely affect our business, prospects, financial condition, results of operations and cash flow and might cause you to lose all or part of your investment in the offered securities. Much of the business information, as well as the financial and operational data contained in our risk factors, is updated in our periodic reports filed with the SEC pursuant to the Exchange Act, which are also incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also refer to the section entitled “Forward-Looking Statements” above.
USE OF PROCEEDS
We will not receive any proceeds from the sale of the shares of our Class A common stock covered by this prospectus. All proceeds from the sale of the shares will be for the account of the selling stockholders named herein.
SELLING STOCKHOLDERS
The shares of Class A common stock covered by this prospectus include those issuable to the selling stockholders named below upon the exchange of their Exchangeable Notes, in accordance with the terms therein, which we have agreed to use commercially reasonable effort to register in accordance with the Registration Rights Agreement (as defined herein). For additional information regarding the Exchangeable Notes and the Registration Rights Agreement, see “—Description of Transactions with the Selling Stockholders” below. The shares of Class A common stock covered by this prospectus also include those issued by us on February 1, 2021 as Stock Consideration in connection with the acquisition of substantially all of the assets of BIS by a subsidiary of i3 Verticals, LLC. We are registering the shares of Class A common stock to permit the selling stockholders to offer these shares for resale from time to time.
To our knowledge the selling stockholders do not have, and within the past three years have not had, any position, office or other material relationship with us or any of our predecessors or affiliates.
The following table sets forth, to our knowledge, certain information about the selling stockholders as of February 1, 2021, except otherwise specified below. The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. The percentage of beneficial ownership is based upon 21,225,625 shares of Class A common stock outstanding on February 1, 2021.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our Class A common stock. Shares of our Class A common stock that the holder has the right to acquire upon the exercise or conversion of derivative securities within 60 days after February 1, 2021 are deemed outstanding for computing the percentage of ownership of the person holding such derivative securities but are not deemed outstanding for computing the percentage ownership of any other persons. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of Class A common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

	Shares of Class A common stock beneficially owned prior to offering		Maximum number of shares of Class A common stock being offered for resale	Shares of Class A common stock to be beneficially owned after offering(1)
Name of Selling Stockholders	Number	Percentage		Number	Percentage
D. E. Shaw Valence Portfolios, L.L.C.(2)	164,181(3)	0.8%	122,333	41,848	0.2%
Calamos Market Neutral Income Fund(4)	61,166(5)	0.3%	61,166	0	—
GDSCO GP(6)	526,275	2.5%	526,275	0	—
BIS HQ GP(7)	501,214	2.4%	501,214	0	—
Dechomai Asset Trust Number Two, L.L.C.(8)	175,425	0.8%	175,425	0	—

____________________
(1)We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders might not sell any of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares covered by this prospectus, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders and that there have been no further acquisitions of shares of our Class A common stock by the selling stockholders.
(2)Based on information obtained from D. E. Shaw Valence Portfolios, L.L.C. (“Valence”), Valence possesses voting and investment power over the shares of Class A common stock. Each of D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of Valence, and D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of Valence, may be deemed to possess shared voting and investment power over the shares of Class A common stock. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, exercise voting and investment control over the shares of Class A common stock on DESCO LP’s and DESCO LLC’s behalf. D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, may be deemed to possess shared voting and investment power over the shares of Class A common stock. D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as managing member of DESCO LLC, may be deemed to possess shared voting and investment power over the shares of Class A common stock. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the shares of Class A common stock. David E. Shaw does not own any shares of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., which is the general partner of DESCO LP, and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., which is the managing member of DESCO LLC, David E. Shaw may be deemed to possess shared voting and investment power over the shares of Class A common stock and, therefore, David E. Shaw may be deemed to be the beneficial owner of the shares of Class A common stock. David E. Shaw disclaims beneficial ownership of the shares of Class A common stock. The address of the principal business office of Valence is c/o D.E. Shaw & Co., L.P., 1166 Avenue of the Americas, 9th Floor, New York, NY 10036.
(3)As of November 27, 2020, includes (i) 41,848 shares of our Class A common stock and (ii) 122,333 shares of our Class A common stock subject to issuance pursuant to the Exchangeable Notes. Excludes 8,436 shares of our Class A common stock directly held by various entities that may be deemed to be affiliates of Valence.
(4)Based on information obtained from Calamos Advisor LLC (“Calamos”), Calamos serves as investment manager to the Calamos Market Neutral Income Fund, a series of the Calamos Investment Trust, a Massachusetts business trust. Mr. John P. Calamos, Sr. is the Founder and Global CIO and a control person of Calamos and may be deemed to possess voting and investment power over the shares of Class A common stock held by Calamos Market Neutral Income Fund. The address of the principal business office of Calamos is 2020 Calamos Court, Naperville, IL 60563.
(5)As of November 27, 2020, includes 61,166 shares of our Class A common stock subject to issuance pursuant to the Exchangeable Notes.
(6)Based on information obtained from GDSCO GP (“GDSCO”), GDSCO possesses voting and investment power over the shares of Class A common stock. The general partners of GDSCO are Garry Shipley, Jason Shipley, Jared Shipley and Karen Shipley. Garry Shipley, as managing partner of GDSCO, may be deemed to possess shared voting and investment power over the shares of Class A common stock and, therefore, may be deemed to be the beneficial owner of the shares of Class A common stock. The address of the principal business office of GDSCO is 333 Industrial Park Road, Piney Flats, TN 37686.
(7)Based on information obtained from BIS, HQ GP (“BIS HQ”), BIS HQ possesses voting and investment power over the shares of Class A common stock. The general partners of BIS HQ are Christopher Laisure and Kimberly Laisure. Christopher Laisure, as managing partner of BIS HQ, may be deemed to possess shared voting and investment power over the shares of Class A common stock and, therefore, may be deemed to be the beneficial owner of the shares of Class A common stock. The address of the principal business office of BIS HQ is 333 Industrial Park Road, Piney Flats, TN 37686.
(8)Based on information obtained from Dechomai Asset Trust Number Two, L.L.C. (“Dechomai LLC”) and certain of its affiliates, Dechomai LLC possesses voting and investment power over the shares of Class A common stock. The sole member of Dechomai LLC is Dechomai Asset Trust, and the sole manager of Dechomai LLC is Ryan Raffin. Ryan Raffin, Bryan Clontz and Gary Snerson serve as individual trustees of Dechomai Asset Trust, and Dechomai Foundation, Inc. serves as corporate trustee of Dechomai Asset Trust. The address of the principal business office of Dechomai LLC is 3713 Pine Street, Jacksonville, FL 32205.

Description of Transactions with the Selling Stockholders
Private Placement of Exchangeable Notes
On February 18, 2020, i3 Verticals, LLC issued $138.0 million aggregate principal amount of the Exchangeable Notes in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act. In connection with the offering, i3 Verticals, LLC and the Company entered into a Purchase Agreement dated February 12, 2020, with BofA Securities, Inc., as representative of the several initial purchasers named therein (the “Initial Purchasers”). The Exchangeable Notes are senior unsecured notes and are guaranteed solely by the Company. The Exchangeable Notes bear interest at a fixed rate of 1.00% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2020. The Exchangeable Notes will mature on February 15, 2025, unless exchanged or repurchased at an earlier date.
Prior to August 15, 2024, the Exchangeable Notes are exchangeable upon the satisfaction of certain conditions and during certain periods, and thereafter, the Exchangeable Notes are exchangeable at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Exchangeable Notes are exchangeable into cash, shares of Class A common stock, or a combination thereof, at i3 Verticals, LLC’s election. The exchange rate is initially 24.4666 shares of Class A common stock per $1,000 principal amount of Exchangeable Notes (equivalent to an initial exchange price of approximately $40.87 per share of Class A common stock). The exchange rate is subject to adjustment in certain circumstances. In addition, following certain corporate events that occur prior to the maturity date or i3 Verticals, LLC’s delivery of a notice of redemption, i3 Verticals, LLC will increase, in certain circumstances, the exchange rate for a holder who elects to exchange its Exchangeable Notes in connection with such a corporate event or notice of redemption, as the case may be.
If the Company or i3 Verticals, LLC undergoes a fundamental change, holders may require i3 Verticals, LLC to repurchase all or part of their Exchangeable Notes at a repurchase price equal to 100% of the principal amount of the Exchangeable Notes to be repurchased, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date. As of September 30, 2020, none of the conditions permitting the holders of the Exchangeable Notes to early convert have been met.
i3 Verticals, LLC may not redeem the Exchangeable Notes prior to February 20, 2023. On or after February 20, 2023, and prior to the 47th scheduled trading day immediately preceding the maturity date, if the last reported sale price per share of Class A common stock has been at least 130% of the exchange price for the Exchangeable Notes for at least 20 trading days (whether or not consecutive), i3 Verticals, LLC may redeem all or any portion of the Exchangeable Notes at a cash redemption price equal to 100% of the principal amount of the Exchangeable Notes to be redeemed plus accrued and unpaid interest on such note to, but not including, the redemption date.
The Exchangeable Notes are general senior unsecured obligations of i3 Verticals, LLC and the guarantee is the Company’s senior unsecured obligation and rank senior in right of payment to all of i3 Verticals, LLC’s and the Company’s future indebtedness that is expressly subordinated in right of payment to the Exchangeable Notes or the guarantee, as applicable. The Exchangeable Notes and the guarantee rank equally in right of payment with all of i3 Verticals, LLC’s and the Company’s existing and future unsecured indebtedness that is not so expressly subordinated in the right of payment to the Exchangeable Notes or the guarantee, as applicable. The Exchangeable Notes and the guarantee are effectively subordinated to any of the Companies’ existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness (including obligations under the credit agreement governing ours senior secured credit facility). The Exchangeable Notes and the guarantee will be structurally subordinated to all indebtedness and other liabilities and obligations (including the debt and trade payables) of the Company’s subsidiaries, other than i3 Verticals, LLC.
Registration Rights Agreement
On February 18, 2020, i3Verticals, LLC, i3 Verticals, Inc. and BofA Securities, Inc., on behalf of the Initial Purchasers, entered into a registration rights agreement with respect to the Class A common stock deliverable upon exchange of the Exchangeable Notes (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, i3 Verticals, Inc. has agreed that it will:
•file a shelf registration statement to register the resale of the Class A common stock deliverable upon exchange of the Exchangeable Notes;
•use commercially reasonable efforts to cause such shelf registration statement to become effective on or prior to the 365th day after the issue date of the Exchangeable Notes; and
•use commercially reasonable efforts to keep the shelf registration statement continuously effective until the earlier of (i) the 20th trading day immediately following the maturity date of February 15, 2025 and (ii) the date on which there are no longer outstanding any Exchangeable Notes or “restricted” shares (within the meaning of Rule 144 under the Securities Act) of Class A common stock outstanding that have been issued upon exchange of any Exchangeable Notes.
During the continuance of certain registration defaults, additional interest will accrue on the Exchangeable Notes at a rate per annum equal to 0.25% of the principal amount of the Exchangeable Notes to, and including, the 90th day following such registration default, and 0.50% of the principal amount of the Exchangeable Notes from, and after, the 91st day following such registration default.
BIS Acquisition
On February 1, 2021, we issued 1,202,914 shares of our Class A common stock as partial consideration (the “Stock Consideration”) for the acquisition of substantially all of the assets of BIS by a subsidiary of i3 Verticals, LLC. The Stock Consideration was issued in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

DESCRIPTION OF CAPITAL STOCK
The following descriptions are summaries of the material terms of (i) our amended and restated certificate of incorporation and amended and restated bylaws and (ii) certain applicable provisions of Delaware law. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the amended and restated certificate of incorporation and amended and restated bylaws, copies of which are incorporated by reference into the registration statement of which this prospectus is a part.
General
Our authorized capital stock consists of 150,000,000 shares of Class A common stock, par value $0.0001 per share; 40,000,000 shares of Class B common stock, par value $0.0001 per share; and 10,000,000 shares of preferred stock, par value $0.0001 per share.
As of February 1, 2021, there were 21,225,625 shares of Class A common stock issued and outstanding, 10,881,012 shares of Class B common stock issued and outstanding and no shares of preferred stock issued and outstanding.
Class A Common Stock
Voting rights. The holders of Class A common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of our Class A common stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class.
Dividend rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors (“Board of Directors”) out of funds legally available therefor. However, we do not intend to pay dividends for the foreseeable future. Holders of shares of Class B common stock are not entitled to receive dividends in respect of such shares.
Rights upon liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of our debts and other liabilities, subject to prior distribution rights of preferred stock, then outstanding, if any.
Other rights. The holders of our Class A common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of our Class A common stock are subject to those of the holders of any shares of our preferred stock we may issue in the future.
Class B Common Stock
Shares of Class B common stock will be issued in the future only to the extent necessary to maintain a one-to-one ratio between the number of common units of i3 Verticals, LLC held by the Existing Owners (as defined in our amended and restated certificate of incorporation) and the number of shares of Class B common stock issued to the Existing Owners. Shares of Class B common stock are transferable only together with an equal number of common units of i3 Verticals, LLC. Only permitted transferees of common units of i3 Verticals, LLC held by the Existing Owners are permitted transferees of Class B common stock.
Voting rights. The holders of our Class B common stock are entitled to one vote for each share held of record on all matters presented to our stockholders generally. The holders of shares of our Class B common stock do not have cumulative voting rights in the election of directors. Holders of shares of our Class B common stock vote together with holders of our Class A common stock as a single class on all matters presented to our stockholders for their vote or approval, except for certain amendments to our amended and restated certificate of incorporation described below or as otherwise required by applicable law or the amended and restated certificate of incorporation. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class.
Dividend rights. The holders of our Class B common stock will not participate in any dividends declared by our Board of Directors.
Other rights. The holders of shares of our Class B common stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class B common stock. Any amendment of our amended and restated certificate of incorporation that gives holders of our Class B common stock (1) any rights to receive dividends or any other kind of distribution, (2) any right to convert into or be exchanged for Class A common stock or (3) any other economic rights must be approved by the majority of the voting power of all of our outstanding voting stock.

Preferred Stock
Our Board of Directors has the authority to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.
The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of i3 Verticals, Inc. without further action by the stockholders. Additionally, the issuance of preferred stock may adversely affect the holders of our Class A common stock by restricting dividends on the Class A common stock, diluting the voting power of the Class A common stock or subordinating the liquidation rights of the Class A common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Class A common stock.
Anti-Takeover Effects of Our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and Certain Provisions of Delaware Law
Our amended and restated certificate of incorporation, amended and restated bylaws and the Delaware General Corporation Law (“DGCL”) contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and to discourage certain types of transactions that may involve an actual or threatened acquisition of our company. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control or other unsolicited acquisition proposal, and enhance the ability of our Board of Directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have the effect of delaying, deterring or preventing a merger or acquisition of our company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including attempts that might result in a premium over the prevailing market price for the shares of Class A common stock held by stockholders. Our amended and restated certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply if and so long as our Class A common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be used in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved Class A common stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.
Election of Directors and Vacancies
Our amended and restated certificate of incorporation provides that our Board of Directors will consist of between three and 15 directors. The exact number of directors is fixed from time to time by our Board of Directors. Each director is elected for a one-year term. There is no limit on the number of terms a director may serve on our Board of Directors.
In addition, our amended and restated certificate of incorporation provides that any vacancy on the Board of Directors, including a vacancy that results from an increase in the number of directors or a vacancy that results from the removal of a director with cause, may be filled only by a majority of the directors then in office.
Business Combinations
We have opted out of Section 203 of the DGCL; however, our amended and restated certificate of incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•prior to such time, our Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the votes of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•at or subsequent to that time, the business combination is approved by our Board of Directors and by the affirmative vote of holders of at least 66 2/3% of the votes of our outstanding voting stock that is not owned by the interested stockholder.
Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the votes of our outstanding voting stock. For purposes of this provision, “voting stock” means any class or series of stock entitled to vote generally in the election of directors.
Under certain circumstances, this provision makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with our company for a three-year period. This provision may encourage companies interested in acquiring our company to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board of Directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
No Cumulative Voting
Under Delaware law, the right to vote cumulatively does not exist unless the amended and restated certificate of incorporation specifically authorizes cumulative voting. Our amended and restated certificate of incorporation does not authorize cumulative voting.
Amendment of Certificate of Incorporation and Bylaws
The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our Board of Directors or by the affirmative vote of a majority of the votes which all our stockholders would be eligible to cast in an election of directors.
Special Stockholder Meetings
Our amended and restated certificate of incorporation provides that special meetings of our stockholders may be called at any time only by or at the direction of the chairman of our Board of Directors, our chief executive officer, or by our Board of Directors, and not by our stockholders. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting.
Requirements for Advance Notification of Director Nominations and Stockholder Proposals
Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our Board of Directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board of Directors or by a stockholder who is a stockholder of record who is entitled to vote at the meeting, or who is a stockholder that holds such stock through a nominee or “street name” holder of record and can demonstrate to us that such indirect ownership of such stock and such stockholder’s entitlement to vote such stock on such business, and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. To be timely, such notice must be delivered to our secretary:
•in the case of an annual meeting of stockholders, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which we first make a public announcement of the date of such meeting; and
•in the case of a special meeting of stockholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the

90th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
Conflicts of Interest
Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation, to the maximum extent permitted from time to time by Delaware law, renounces any interest, expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain of our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our, or our subsidiaries’, employees. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, any director or stockholder who is not employed by us (including any non-employee director who serves as one of our officers in both his director and officer capacities) or his or her affiliates do not have any duty to refrain from (1) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (2) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, if any director or stockholder, other than a director or stockholder who is not employed by us or our affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself or its or his affiliates or for us or our affiliates, such person has no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity, unless such opportunity was expressly offered to them solely in their capacity as a director, executive officer or employee of us or our affiliates. To the fullest extent permitted by Delaware law, no potential transaction or business opportunity may be deemed to be a corporate opportunity of the corporation or its subsidiaries unless (1) we or our subsidiaries would be permitted to undertake such transaction or opportunity in accordance with the amended and restated certificate of incorporation, (2) we or our subsidiaries at such time have sufficient financial resources to undertake such transaction or opportunity, (3) we have an interest or expectancy in such transaction or opportunity and (4) such transaction or opportunity would be in the same or similar line of our or our subsidiaries’ business in which we or our subsidiaries are engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business. Our amended and restated certificate of incorporation does not renounce our interest in any business opportunity that is expressly offered to an employee director or employee in his or her capacity as a director or employee of i3 Verticals, Inc. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under our amended and restated certificate, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.
Limitation of Liability and Indemnification of Directors and Officers
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance will be useful to attract and retain qualified directors and officers.
The limitation of liability, indemnification and advancement provisions included in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breaches of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
We have entered into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under the DGCL against expenses, losses and liabilities that may arise in connection with actual or threatened proceedings in which they are involved by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of us. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Trading Symbol and Market
Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “IIIV.”
Transfer Agent and Registrar
The transfer agent and registrar for the Class A common stock is ComputerShare Trust Company, N.A. Its address is 250 Royall Street, Canton, Massachusetts 02021, and its telephone number is (781) 575-3951.

PLAN OF DISTRIBUTION
We are registering the resale, from time to time, of up to 1,386,413 shares of our Class A common stock, all of which are being offered by the selling stockholders named in this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares. We will bear all fees and expenses incident to our obligation to register the shares.
The selling stockholders may sell all or a portion of the shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems, in the over-the-counter market or through the writing of options and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

In connection with sales of the shares, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling stockholders may also sell shares short and if such short sale shall take place after the date that the registration statement of which this prospectus is a part is declared effective by the SEC, the selling stockholders may deliver the shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on the registration statement of which this prospectus is a part to cover short sales of our Class A common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC.
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee, donee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares in other circumstances in which case the donees, pledgees, assignees, transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.
The selling stockholders and any broker-dealer or agents participating in the distribution of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
Each selling stockholder has informed us that it is not a registered broker-dealer. To the extent required, the shares to be sold, the name of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement.
Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
We are required to pay certain fees and expenses incurred by us incident to the registration of these shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholders will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.
LEGAL MATTERS
The validity of the shares of our Class A common stock being offered by this prospectus has been passed upon for us by Bass, Berry & Sims PLC.
EXPERTS
The consolidated financial statements as of September 30, 2020 and for year ended September 30, 2020, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of Deloitte & Touche LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of September 30, 2019 and for each of the two years in the period ended September 30, 2019, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. Our web site address is www.i3verticals.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may access a copy of the registration statement through the SEC’s website as provided above.
INFORMATION INCORPORATED BY REFERENCE
This prospectus is part of a registration statement that we have filed with the SEC. The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file that document. Any reports filed by us with the SEC after this prospectus is filed and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the documents listed below, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, unless expressly stated otherwise as set forth below:
•our Annual Report on Form 10-K for the year ended September 30, 2020 (including information specifically incorporated by reference from i3 Verticals, Inc.’s Definitive Proxy Statement on Schedule 14A relating to our February 26, 2021 annual meeting of stockholders) (SEC File No. 001-38532) filed with the SEC on November 23, 2020;
•our Current Report on Form 8-K, filed on February 5, 2021 (other than information furnished pursuant to Item 7.01 or Item 9.01); and
•the description of our Class A common stock as set forth in our registration statement on Form 8-A (File No. 001-38532), filed with the SEC on June 15, 2018, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference in this prospectus or any accompanying prospectus supplement) at no cost by writing or calling Investor Relations at the following address and telephone number:
i3 Verticals, Inc.
40 Burton Hills Blvd, Ste. 415
Nashville, Tennessee 37215
Attn: General Counsel & Secretary
(615) 465-4487